UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020 (March 23, 2020)

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55900	20-8235905
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1300 South Jones Blvd., Suite 104, Las Vegas, NV 89146

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 702-879-4440

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic, regulatory and business conditions in Colorado, and or changes in U.S. Federal law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On March 25, 2020, the Company’s Board Chairman and CEO, Paris Balaouras, held a telephonic meeting with Mr. Roger Bloss, Director and the Company’s President, Terrence M. Tierney to discuss the ongoing impact of the COVID-19 pandemic on the Company’s current and future operations. In an effort to bring furloughed employees back to work sooner the Company will plant an auto-flower crop on approximately one acre of land in early April 2020, at its Amargosa, NV cultivation facility. We expect to harvest this crop in mid June of 2020. Due to this being the Company’s first auto-flower grow on a one acre parcel we cannot accurately predict total yields at this time, we will provide updated guidance via periodic current reports on Form 8-K or in press releases. We expect to plant our entire three-acre grow in late June of 2020, utilizing traditional photosensitive strains and plants. We anticipate a mid to late October harvest with increased yields over our 2019 harvest primarily due to increased planting density.

The Company is experiencing a downturn in sales compared to strong demand in the preceding weeks that we believe is due exclusively to the impact of the COVID-19 pandemic on the Las Vegas, NV tourism industry. Nevada Governor Steven F. Sisolak has ordered all Nevada medical and recreational marijuana dispensaries to close and there is no definite timetable for reopening. While the State has granted all Nevada dispensaries a 60-day temporary license to deliver products directly to the consumer, we have been advised by some of our customers that the logistics of implementing a delivery solution is delaying their ability to service their clientele. Our largest customer is not presently open for business in any capacity. We were advised today by one of our customers that they are suspending all vendor payments until further notice due to COVID-19 (see attached). We anticipate an increase in demand for our products upon the reopening of currently closed dispensaries and the reopening of Las Vegas hotels and casinos.

Section 8 – Other Events

Item 8.01 Other Events

On March 23, 2020 due to social distancing requirements promulgated by Nevada Governor Steven F. Sisolak, to stem the progression and spread of COVID-19, we were forced to furlough nine (9) of our employees at our Amargosa, NV cultivation facility. These employees were working in close quarters inside our production trailers and we were unable to accommodate them outside or in another section of our facility due to security and other State of Nevada regulatory requirements. We do not yet have a timeframe for their return to work or when we can put them back on our payroll. We will continue to monitor the COVID-19 outbreak and we will examine what economic relief may be available to us and our employees.

On March 27, 2020, the Company’s Audit Committee held a telephonic meeting to address the continuing effects of the COVID-19 pandemic on the Company’s ability to meet its filing obligations on Form 10-K due on March 30, 2020. The Company is headquartered in Las Vegas, NV and its President, Terrence M. Tierney, is based in New York, NY and regularly travels between New York and Las Vegas, one of Mr. Tierney’s duties is to serve as an advisor to the Audit Committee. Mr. Tierney’s inability to freely travel between the Company’s headquarters and his home due solely to COVID-19 imposed travel restrictions is making it very difficult for Mr. Tierney to access necessary audit related documents, to effectively communicate with accounting staff, and to comply with document and other requests from the Company’s independent registered public accountants. Additionally, operational issues and other restrictions, including staffing and employee health issues related directly to the COVID-19 pandemic has caused delays in delivering requested items and documents to the Company’s independent registered public accountants. Therefore, the Company’s management does not believe that it has the ability to file its 2019 annual consolidated financial statements on Form 10-K by March 30, 2020.

The Company, in reliance on the Order issued by the U.S. Securities and Exchange Commission (“SEC”), pursuant to Section 36 of the Exchange Act, that a registrant (as defined in Exchange Act Rule 12b-2) subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials and any amendment thereto with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable:

1.	The Company is relying on SEC Order (Release No. 34-88465) dated March 25, 2020;

2.	Please see information disclosed herein above;
3.	While Company management cannot commit to a date certain for the filing of its 2019 consolidated financial statements on Form 10-K, the Company fully expects to complete and submit the Form 10-K within the timeframe established within the Order and will continue to provide current information on Form 8-K; and
4.	Should Nevada Gov. Sisolak’s current order closing Nevada medical and recreational dispensaries extend for an indefinite period of time due to COVID-19 and the pandemic continues to seriously impact the Nevada tourism industry then the Company’s operations will be materially impacted by the COVID-19 pandemic. We will continue to provide material current information on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

This exhibit is furnished with this Current Report on Form 8-K

Exhibit No. 10.1 Letter from Nevada Organic Remedies d/b/a The Source

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020	MJ HOLDINGS, INC.

	By:	/s/ Terrence M. Tierney
Terrence M. Tierney
President

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